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                                                                 Exhibit 4(c)(4)

                                AMENDMENT NO.2
                          Dated as of March 27, 2000
                                      to
                        RECEIVABLES PURCHASE AGREEMENT
                           Dated as of June 30, 1999


        This AMENDMENT NO. 2 (this "Amendment") dated as of March 27, 2000 is entered into among IMPERIAL SECURITIZATION CORPORATION (the "Seller"), IMPERIAL DISTRIBUTING, INC. ("Imperial"), as Servicer, IMPERIAL SUGAR COMPANY (the "Performance Guarantor"), FAIRWAY FINANCE CORPORATION (the "Purchaser"), and BMO NESBITT BURNS CORP. ("Nesbitt Burns") (formerly known as NESBITT BURNS SECURITIES INC.), as agent for Purchaser (in such capacity, together with its successors and assigns, the "Agent").

                                   RECITALS

        WHEREAS, the parties hereto have entered into a certain Receivables Purchase Agreement dated as of June 30, 1999, as amended by Amendment No. 1, dated as of December 13, 1999 (the "Agreement");

        WHEREAS, the parties hereto wish to make certain changes to the Agreement as herein provided;

        NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows:

        SECTION 1. Definitions. All capitalized terms not otherwise defined herein are used as defined in the Agreement.

        SECTION 2. Amendments to Agreement. The Agreement is herby amended as follows:

        2.1 Exhibit I of the Agreement is hereby amended by adding the following definitions, as alphabetically appropriate:

        "'Aged Ratio' means the ratio (expressed as a percentage and rounded upward to the nearest 1/100 of 1%) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Pool Receivables that are Aged Receivables or that would have been Aged Receivables had they not been written off the books of the Seller by (ii) the aggregate credit sales made by all the Originators during the month that is three Fiscal Months before such month."

                                                                    Amendment #2

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        "'Aged Receivable' means a Receivable:

                (i) as to which any payment, or part thereof, remains unpaid for more than 90 days from the invoice date for such Receivable or such other number of days from the invoice date for such Receivable approved by the Agent subject to the satisfaction of the Rating Agency Condition;

                (ii) as to which the Obligor thereof or any other Person obligated thereon or owning any Related Security in respect becomes the subject of any Insolvency Proceeding; or

                (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller's books as uncollectible."

        "'Cut-Off Date' means February 29, 2000."

        "'GAAP' means the general accepted United States accounting principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors and successors from time to time."

        "'Shortpay Amount' means with respect to any Shortpay Receivable at any time an amount equal to the difference between the original invoiced amount for such Shortpay Receivable and the amount actually received by the Seller or the Servicer from or on behalf of the Obligor of such Shortpay Receivable."

        "'Shortpay Receivable' means a Receivable as to which the Obligor has paid to the Seller on account of such Receivable less than the original invoiced amount for such Receivable because such Obligor believes it is entitled to a promotional discount or allowance with respect thereto."

    2.2 The definition of "Defaulted Receivable" as set forth in the Exhibit I of the Agreement is hereby amended by adding the following proviso to clause
(i) of such definition.

"provided, however, that on and prior to the Cut-Off Date any portion of such payment that remains so unpaid equal to the Shortpay Amount with respect to such Receivable shall not be considered to be past due for purposes of this clause
(i) and after the Cut-Off date any portion of such payment that remains so unpaid equal to the Shortpay Amount with respect to such Receivable shall be considered to be past due for purposes of this clause (i), unless and until the date the Servicer determines that the Obligor is entitled to the promotional discount or allowance that gave rise to such Shortpay Amount."

    2.3 The definition of "Delinquent Receivable" as set forth in the Exhibit I of the Agreement is hereby amended by adding the following proviso to clause
(i) of such definition:

                                                                    Amendment #2
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"provided, however, that on and prior to the Cut-Off Date any portion of such payment that remains so unpaid equal to the Shortpay Amount with respect to such Receivable shall not be considered to be past due for purposes of this clause
(i) and after the Cut-Off date any portion of such payment that remains so unpaid equal to the Shortpay Amount with respect to such Receivable shall be considered to be past due for purposes of this clause (i), unless and until the date the Servicer determines that the Obligor is entitled to the promotional discount or allowance that gave rise to such Shortpay Amount."

        2.4 The definition of "Dilution Ratio" as set forth in the Exhibit I of the Agreement is hereby amended in its entirety as follows:

        "'Dilution Ratio' means for any Fiscal Month, the ratio (expressed as a percentage and rounded upwards to the nearest 1/100th of 1%) of (a) the extent to which the aggregate Outstanding Balance of all Pool Receivables during such period that have been reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any discount or adjustment made by Seller or Servicer or any dispute between the Seller or the Servicer and an Obligor, to (b) the aggregate credit sales made by all the Originators during the Fiscal Month that is two months prior to such Fiscal Month; provided, however, that (i) on and prior to the Cut-Off Date, any Shortpay Amounts shall be included in the amount calculated pursuant to clause
(a) in the month that such Shortpay Amount occurred and (ii) after the Cut-Off Date, any Shortpay Amount with respect to any Pool Receivable shall be included in the amount calculated pursuant to clause (a) on the date the Servicer determines that the Obligor is entitled to the promotional discount or allowance that gave rise to the Shortpay Amount."

        2.5 Clause (ii) of the definition of "Loss Percentage" as set forth in the Exhibit I of the Agreement is hereby amended in its entirety as follows:

        "(ii)(A) on and prior to July 15, 2000, 4 times the sum of the (x) highest average of Aged Ratios for any three consecutive Fiscal Months during the twelve most recent Fiscal Months, plus (y) the highest average of Dilution Ratios for any three consecutive Fiscal Months during the twelve most recent Fiscal Months, and (B) after July 15, 2000 (unless otherwise agreed to by the Agent in a writing signed by the Agent), 4 times the sum of the (x) highest average of Default Ratios for any three consecutive Fiscal Months during the twelve most recent Fiscal Months, plus (y) the highest average of Dilution Ratios for any three consecutive Fiscal Months during the twelve most recent Fiscal Months,,"

        2.6 The definition of "Normal Concentration Percentage" as set forth in the Exhibit I of the Agreement is hereby amended in its entirety as follows:

        "'Normal Concentration Percentage' for any Obligor means at any time 2.5% if such Obligor is not a Special Obligor, 4.5% if such Obligor is Alliant Food Service, Inc., or Mars, Inc., or if such Obligor is a Special Obligor, 8% if such Special Obligor is rated A or better by S&P and A2 or better by Moody's, 6% if such Special Obligor is rated BBB+ or better by S&P and Baa1 or

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better by Moody's and 4% if such Special Obligor is not so rated but is rated at least BBB- by S&P and Baa3 by Moody's."

        2.7 The definition of "Outstanding Balance" as set forth in Exhibit I of the Agreement is hereby amended in its entirety as follows:

        "'Outstanding Balance' means with respect to any Receivable at any time, the then outstanding principal balance thereof; provided, however, that (i) on and prior to the Cut-Off Date such principal balance shall be calculated net of any Shortpay Amount on the day that such Shortpay Amount occurred with respect to any Receivable and (ii) after the Cut-Off Date if such Receivable is a Shortpay Receivable the related Shortpay Amount (other than a Shortpay Amount referred to in clause (i) above) shall be deducted from the calculation of the outstanding principal balance of such Receivable on the date the Servicer determines that the Obligor is entitled to the promotional discount or allowance that gave rise to the Shortpay Amount."

        2.8  The definition of "Participation Report Date" as set forth in
Exhibit I of the Agreement is hereby amended in its entirety as follows:

        "'Participation Report Date' means the last Business Day of each week or more frequently as requested by the Agent."

        2.9 Section 1.4(e) of the Agreement is hereby amended in its entirety as follows:

        "(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any discount, rebate or other adjustment made by the Seller, any Originator or Servicer, or any setoff or dispute between the Seller, any Originator or the Servicer (if the Servicer is IDI or an Affiliate thereof) and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment; provided, however, that (i) on and prior to the Cut-Off Date, any Shortpay Amounts shall be included in the amount of such reduction or adjustment and (ii) after the Cut-Off Date, any Shortpay Amount with respect to any Pool Receivable shall be included in the amount of such reduction or adjustment on the date the Servicer determines that the Obligor is entitled to the promotional discount or allowance that gave rise to the Shortpay Amount;"

        2.10 Paragraph (d) of Exhibit V is amendment in its entirety as follows:

        "The Seller, any Originator or the Servicer shall fail to perform or observe any other term, covenant or agreement contained in the Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for 30 days (or, with respect to a failure to deliver a Servicer Report or Participation Report one Business Day) after a

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Responsible Officer of the Seller, any Originator or Servicer, as applicable, has notice or knowledge thereof;"

        2.11 Paragraph (i) of Exhibit V is amended by deleting the word "five" and inserting in its place the word "three."

        2.12  Schedule II is hereby amended to add the following:

"Lock-Box Bank"                 "Lock-Box Account"
---------------                 ------------------
Mellon Bank, N.A.               0584860

        SECTION 3. Miscellaneous.

        3.1 Effectiveness. This Amendment shall become effective on the date when the following conditions shall have been satisfied:

        (a) the Agent shall have received (i) an original counterpart (or counterparts) of this Amendment, executed and delivered by each of the parties hereto, or other evidence satisfactory to the Agent of the execution and delivery of this Amendment by such parties, (ii) a written statement by S&P and Moody's that this Amendment will not result in a downgrade or withdrawal of the rating of the Notes, (iii) a confirmation from each Originator to the effect that the Servicer and each Originator have placed on the most recent, and have taken all steps reasonably necessary to ensure that there shall be placed on subsequent, summary master control data processing reports the legend referred to in Section 4.1(i) of the Purchase and Sale Agreement, and (iv) such other documents and instruments as the Agent may reasonably request, and

        (b) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter), costs and expenses to the extent then due and payable on the date hereof, together with Attorney Costs of the Agent to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Agent's reasonable estimate of Attorney Costs incurred or to be incurred by it through the effective date of this Amendment; including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement.

        3.2 References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement

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in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby.

        3.3 Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

        3.4 No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.

        3.5 Governing Law. This Amendment, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of Texas (without giving effect to the conflict of laws principles thereof).

        3.6 Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        3.7 Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

        3.8 Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

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        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                IMPERIAL SECURITIZATION CORPORATION


                                By: /s/ Karen L. Mercer
                                    ---------------------------------
                                    Name:  Karen L. Mercer
                                    Title: Vice President & Treasurer


                                IMPERIAL DISTRIBUTING, INC. as Servicer


                                By: /s/ Karen L. Mercer
                                    ---------------------------------
                                    Name:  Karen L. Mercer
                                    Title: Vice President & Treasurer


                                IMPERIAL SUGAR COMPANY
                                as Perfomance Guarantor

                                By: /s/ Mark Q. Huggins
                                    ---------------------------------
                                    Name:  Mark Q. Huggins
                                    Title: Chief Financial Officer


                                FAIRWAY FINANCE CORPORATION, as Purchaser


                                By: /s/ Dwight Jenkins
                                    ---------------------------------
                                    Name:  Dwight Jenkins
                                    Title: Vice President


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                                BMO NESBITT BURNS CORP., as Agent


                                By: /s/ David J. Kucera
                                    ------------------------------------
                                    Name:  David J. Kucera
                                    Title: Managing Director



                                By: /s/ Jeffrey J. Phillips
                                    ------------------------------------
                                    Name:  Jeffrey J. Phillips
                                    Title: Managing Director


                                                                    Amendment #2


                                      S-2